UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

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[] Preliminary Information Statement

[X] Definitive Information Statement

[] Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

PANTERA PETROLEUM INC.
(Name of Registrant as Specified In Its Charter)

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[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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INFORMATION STATEMENT OF

PANTERA PETROLEUM INC.

111 Congress Avenue, Suite 400
Austin, TX 78701

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
PANTERA PETROLEUM INC.

THE COMPANY IS NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND A PROXY TO THE COMPANY

     This Information Statement is being mailed or furnished to the stockholders of Pantera Petroleum Inc., a Nevada corporation (the “Company”), in connection with the authorization by unanimous written consent of the corporate actions described below by the Company’s Board of Directors on November 7, 2008, and the subsequent approval of such corporate action by the written consent, dated November 7, 2008, of those stockholders of the Company entitled to vote 48,000,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) representing, collectively, 52.49% of the outstanding voting stock of the Company on such date entitled to vote with respect to such corporate actions. Accordingly, all necessary corporate approvals required pursuant to the Nevada General Corporation Law and the Company’s Articles of Incorporation in connection with the matters referred to herein have been obtained. This Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

     This Information Statement will be mailed or furnished to the stockholders of record of the Company on November 17, 2008. The Information Statement is first being mailed or furnished to the stockholders of the Company on or about November 17, 2008, and the amendments described herein shall not become effective until at least 20 days thereafter.

ACTIONS BY BOARD OF
DIRECTORS
AND
CONSENTING STOCKHOLDERS

     The following corporate actions were unanimously authorized and approved by the written consent of the Board of Directors of the Company on November 7, 2008, a copy of which is attached hereto as APPENDIX A, by the written consent of holders collectively entitled to vote a majority of the Company’s outstanding voting stock on November 7, 2008, a copy of which is attached as APPENDIX B.

1.      The approval of reverse split of the common stock of the Company on a one (1) for twenty (20) basis, a copy of which is attached hereto as APPENDIX C (the “Reverse Split”). As a result of the Reverse Split, the record date of which is November 7, 2008 (the "Record Date"), every twenty (20) shares of Common Stock owned by any shareholder on the Record Date will be one share of Common Stock. The resulting share ownership interest including resulting fractional shares for each individual shareholder shall be rounded up to the first whole integer.

2.      The approval of a possible amendment (the “Name Change Amendment”) to the Company’s Articles of Incorporation at a later date, a copy of which is attached hereto as APPENDIX C, to change the name of the Company as the Company and the majority of the shareholders so designates.

     The reasons for, and general effect of, the Reverse Split is described in “APPROVAL OF A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK” below.

     The reasons for the Name Change Amendment are described in “AMENDMENT CHANGING THE NAME OF THE COMPANY” below.

     The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Company’s Common Stock.

GENERAL

     This Information Statement is first being mailed or furnished to stockholders on or about November 17, 2008, and the amendments described herein will not become effective until at least 20 calendar days thereafter. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company’s Chief Executive Officer at the address of the Company’s principal executive offices located at 111 Congress Avenue, Suite 400, Austin, TX 78701

APPROVAL REQUIREMENTS; NEVADA LAW

     Section 78.390 of the Nevada General Corporation Law (the “NGCL”) provides that every amendment to the Company’s Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of the holders of at least a majority of the shares of voting stock entitled to vote on any such amendment. Under the Company’s Articles of Incorporation, an affirmative vote by stockholders holding shares entitling them to exercise a majority of the Company’s voting stock is sufficient to amend Article I of the Company’s Articles of Incorporation in order to implement the Name Change Amendment. Section 78.320 of the NGCL provides that, unless otherwise provided in the Company’s Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. Neither the Company’s Articles of Incorporation nor its By-Laws prohibit the Board of Directors from taking action by written consent. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Reverse Split and the Name Change Amendment described herein as early as possible in order to accomplish the purposes as hereafter described, the Company’s Board of Directors obtained the written consent to such amendments of the holders of a majority of the Company’s voting stock, which voting stock is comprised of the Common Stock. Section 78.320 of the NCGL provides that where action is authorized by written consent, a meeting of stockholders does not need to be called and no notice needs to be given.

VOTING SECURITIES AND
INFORMATION ON CONSENTING STOCKHOLDERS

     As of November 7, 2008, there were 91,445,655 shares of Common Stock outstanding that are entitled to vote on an as- converted basis with the Common Stock. Therefore, 45,722,878 shares of the Company’s voting stock are required to approve the stockholder resolutions approving each of the actions described herein. Each share of Common Stock is entitled to one vote for each share held by such holder. The holders of 48,000,000 shares of Common Stock voted in favor of the Reverse Split and the Name Change Amendment in a written consent dated November 7, 2008 attached hereto as APPENDIX B. The consenting stockholders are collectively the record and beneficial owners of 48,000,000 shares of Common Stock, which collectively represent 52.49% of the issued and outstanding shares of the Company’s voting stock. No consideration was paid for the consent. The name of the consenting stockholders and the number of shares of Common Stock with respect to which such consent was given is as follows:

	Number of Shares of
	Common Stock For
	Which Consent Was	Percentage of
Name	Given	Voting Stock
Christopher Metcalf	48,000,000	52.49%

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of November 7, 2008, certain information concerning the beneficial ownership of our Common Stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding Common Stock; (ii) each director; (iii) each executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

	Number of Shares
	Beneficially	Percentage of
Name	Owned	Voting Stock
Christopher Metcalf	48,000,000	52.49%
Scott Tyson*	1,200,000	1.31%

* Mr. Tyson’s shares are beneficially owned through Trius Energy, Inc.

NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING STOCKHOLDERS

     The following actions have been approved by the written consent of holders of Common Stock collectively entitled to vote a majority of the outstanding shares of voting stock of the Company.

APPROVAL OF A REVERSE STOCK SPLIT

General

     The Board of Directors adopted by unanimous written consent dated November 7, 2008, a resolution to approve a reverse stock split of the Common Stock of the Company on a one (1) for twenty (20) basis and to possibly amend the Company’s Articles of Incorporation at a later date to change the name of the Company as the Company and the majority of the shareholders so designates. The holders of a majority of the outstanding shares of the Company’s voting stock, approved by written consent dated November 7, 2008, the Reverse Split and the Name Change Amendment

Reverse Split

     The Company is currently authorized to issue 1,200,000,000 shares of capital stock, of which 91,445,655 are issued and outstanding. The Reverse Split will reduce the amount of issued and outstanding shares to 4,572,283.

Purpose of Reverse Split

     By enacting a 1:20 Reverse Split, the Company thinks it will be able to better position itself for future mergers and acquisitions.

Effect of the Reverse Split

     The Board believes the Reverse Split is desirable for several reasons. The Reverse Split should enhance the acceptability of the Common Stock by the financial community and investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Split is expected to increase the per share market price of the Common Stock, although there can be no assurance to that effect. The Board also believes that the Reverse Split will result in a broader market for the Common Stock than that which currently exists. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of these policies and practices pertain to the payment of broker's commissions and to time-consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of lower priced stocks generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The Reverse Split may result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and procedures of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock.

     The expected increased price level may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Effective Date.

     Additionally, the Reverse Split should make the company more attractive to potential acquisition candidates. The Company is considering evaluating the possibility of a possible merger or acquisition in the future.

     However, there can be no assurance that any or all of these effects will occur including, without limitation, that the per share market price of the Common Stock after the Effective Date will be twenty times the market price per share of the Common Stock before the Reverse Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Stockholders should note that the Board cannot predict what effect the Reverse Split will have on the market price of the Common Stock.

APPROVAL OF A NAME CHANGE AMENDMENT

     The name of the Company is currently Pantera Petroleum Inc. The Name Change Amendment to the Company’s Articles of Incorporation in the form attached hereto as Appendix C changes the name of the Company to a name determined in the future by the Board of Directors and approved by a majority of the shareholders of the Company.

     Article I of the Company’s Articles of Incorporation will be amended in its entirety to designate the name determined by the Company at a later date.

Purpose of Name Change Amendment

     Depending on the potential mergers or acquisitions of the Company in the future, the Company may desire to change its name to more accurately reflect its then-current business or the business of the acquired company.

Effective Date

     Under applicable federal securities laws, the Reverse Split and the Name Change Amendment can not be effective until at least 20 calendar days after this Information Statement is distributed to the Company’s stockholders. The Reverse Split and the Name Change Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place at least 20 calendar days after distribution of this Information Statement is mailed to the Company’s stockholders.

Dissenters’ Rights of Appraisal

     The NGCL does not provide for dissenters’ or appraisal rights in connection with the increase of authorized shares of the Company’s capital stock or the change of the Company’s name.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

     The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By Order of the Board of Directors

November 7, 2008

APPENDIX A

UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS
OF
PANTERA PETROLEUM INC.

     The undersigned, being all of the members of the board of directors (the “Board”) of Pantera Petroleum Inc. a Nevada corporation (the “Company”), hereby consent, pursuant to Section 78.315 of the General Corporation Law of Nevada, to the adoption of the following resolutions taking or authorizing the actions specified therein without a meeting:

     RESOLVED, that the Board hereby approves (i) a reverse split of the Company’s common stock on a one (1) for twenty (20) basis and (i) the Certificate of Amendment to the Articles of Incorporation substantially in form attached hereto as Exhibit A authorizing (ii) the change of the Company’s name (the “Name Change”); and be it further

     RESOLVED, that the Company submit to the holders of its voting stock for approval, the Certificate of Amendment authorizing the Capital Increase and the Name Change; and be it further

General Authorization and Ratification

     RESOLVED, that as used in these resolutions, the term “the proper officers” of the Company shall mean the Chief Executive Officer, the President and the Chief Financial Officer of the Company, and each of them, and with respect to matters involving only certification, attestation or countersignatures, any Secretary or Assistant Secretary of the Company; and that the proper officers of the Company be, and each of them acting alone hereby is, authorized and empowered, acting in the name and on behalf of the Company, to take such action and to execute and deliver all agreements, documents, and instruments referred to expressly or generally in the preceding resolutions, and any amendments, supplements, or modifications to any of such agreements, documents, and instruments; such actions, agreements, documents, instruments, amendments, supplements, and modifications shall be in such form and substance as the proper officer executing the same may, in his or her sole discretion, deem to be in the best interest of the Company in connection with or arising out of the transactions contemplated by the foregoing resolutions; and be it further

     RESOLVED, that the proper officers of the Company be, and each of them hereby is, empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all such further instruments and documents in the name and on behalf of the Company, and to pay all such expenses and taxes, as in their judgment shall be necessary, proper, or advisable in order to carry out the intent and accomplish the purposes of the foregoing resolutions; and be it further

     RESOLVED, that any and all actions heretofore taken by the directors or officers of the Company on behalf of the Company in furtherance of the actions authorized or contemplated by the foregoing resolutions be, and they hereby are, ratified, approved, and confirmed in all respects, including, without limitation, the execution and delivery of any documents and instruments, including amendments, supplements, or modifications thereto as have been necessary or appropriate in order to effectuate the actions contemplated by the foregoing resolutions.

     This Consent may be executed in one or more counterparts, including with signatures on separate copies, all of which shall constitute the same instrument.

     IN WITNESS WHEREOF, the undersigned has executed this consent as of the 7th day of November, 2008

/s/ Chris Metcalf
Chris Metcalf

/s/ Scott Tyson
Scott Tyson

[Exhibits Omitted]

APPENDIX B

WRITTEN CONSENT
OF THE HOLDERS OF A MAJORITY OF THE
VOTING STOCK
OF
PANTERA PETROLEUM INC.

     The undersigned, constituting the holders of a majority of the shares of Common Stock and Series A Preferred Stock (collectively, the “Stockholders”) of Pantera Petroleum Inc. a Nevada corporation (the “Company”), do hereby adopt by this written consent, the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting:

     WHEREAS, the Board of Directors of the Company, having considered authorizing a reverse split of the common stock of the Company on a one (1) for twenty (20) basis (the “Reverse Split”) deems such increase advisable and in the best interests of the Company and its Stockholders; and

     WHEREAS, the Board of Directors of the Company, having considered changing the name of the Company to ___________________ (the “Name Change”) deems such Name Change advisable and in the best interests of the Company and its Stockholders.

NOW, THEREFORE, BE IT

     RESOLVED, that, the Articles of Incorporation of the Company be and hereby are amended to authorize and enact the Reverse Split on a one (1) for twenty (20) basis;

     RESOLVED, that the name of the Company be and hereby is changed to _____________ ; and be it further

     RESOLVED, that the Certificate of Amendment to the Articles of Incorporation substantially in form attached hereto as Exhibit A authorizing the Name Change be and hereby is in all respects approved.

     IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the 7th day of November, 2008.

/s/ Christopher Metcalf
Christopher Metcalf

No. of Shares of Common Stock: 48,000,000

APPENDIX C

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)
–Remit in Duplicate–

1. Name of corporation: PANTERA PETROLEUM INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article I is amended in its entirety to read as follows:

“The name of this corporation is “ ”.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 52.49%.*

4. Effective date of filing (optional): upon filing.

5. Officer Signature:	/s/ Chris Metcalf
Chief Executive Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.